UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2006 (July 31, 2006)

HALLADOR PETROLEUM COMPANY
(Exact Name of Registrant as specified in Charter)

0-14731
(Commission File Number)

Colorado	84-1014610
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver, Colorado	80264-2701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-839-5504
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01 Entry into a Material Definitive Agreement

On July 31, 2006, we entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) to purchase a 60% interest in Sunrise Coal, LLC, an Indiana limited liability company (“Sunrise”) from Sunrise for an aggregate purchase price of $20.5 million. In connection with the closing of the Purchase Agreement, our loan to Sunrise in the original principal amount of up to $5.0 million was paid in full and the Promissory Note evidencing the loan was cancelled. Our CEO, Victor Stabio and two of our directors, Bryan Lawrence and David Hardie, have been appointed to the Board of Managers of Sunrise.

The Membership Interest Purchase Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits. The following exhibit is filed herewith:

10.1	Membership Interest Purchase and Sale Agreement dated as of July 31, 2006 between Hallador Petroleum Company and Sunrise Coal, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLADOR PETROLEUM COMPANY

Date: August 1, 2006	By: /s/ Victor P. Stabio
Victor P. Stabio
Chief Executive Officer and President